QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 3.1 (m)

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BAP MERGER SUBSIDIARY CORPORATION

        BAP MERGER SUBSIDIARY CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST:    That by Unanimous Consent the Board of Directors of the Corporation, adopted a resolution duly setting forth a proposed amendment to the Certificate of Incorporation of BAP MERGER SUBSIDIARY CORPORATION, said corporation to change the name of the Corporation to American Telepath International, Inc., declaring said amendment to be advisable and recommending approval of said amendment by written consent of the holders of a majority of shares of outstanding stock of the Corporation in accordance with the provisions of section 228 of the General Corporate Law of Delaware. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Corporation adopt an amendment to Article I of the Corporation's Certificate of Incorporation to change the Corporation's name to American Telepath International, Inc. The following is the proposed amendment to Article I of the Certificate of Incorporation:

ARTICLE I

        The name of the corporation is American Telepath International, Inc.

        SECOND:    The Board of Directors requested and received votes in favor of the amendments by written consent of the holders of a majority of shares of outstanding stock of the Corporation in accordance with the provisions of section 228 of the General Corporate Law of Delaware.

        THIRD:    That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH:    The Certificate of Amendment shall become effective in accordance with section 103 of Title 8 of the General Corporation Law of Delaware.

        IN WITNESS WHEREOF, said BAP MERGER SUBSIDIARY CORPORATION caused this certificate to be signed by Garry McHenry, its President, the 6th day of October 2000.

BAP MERGER SUBSIDIARY CORPORATION a Delaware corporation
By:	/s/ GARRY MCHENRY Garry McHenry
Its:	President

QuickLinks

  EXHIBIT 3.1 (m)
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF BAP MERGER SUBSIDIARY CORPORATION